UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) January 27, 2005

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4034	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 27, 2005, the stockholders of Commercial Metals Company (the “Company”) approved an amendment to the Company’s 1999 Non-Employee Director Stock Plan (the “1999 Plan”) to, among other things, provide annual grants of either (i) options to purchase 12,000 shares of Company common stock or (ii) 2,000 shares of restricted stock to non-employee directors of the Company. Those numbers are adjusted for the Company’s two-for-one stock split effective January 10, 2005. A copy of the amended and restated 1999 Plan was filed as Exhibit 10(iii)(f) to the Company’s Form 10-K for the fiscal year ended August 31, 2004.

     Attached as Exhibit 10.1 is a form of restricted stock award agreement for non-employee directors that the Company intends to use when it grants restricted stock to non-employee directors under the 1999 Plan.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is furnished with this Form 8-K.

10.1 Form Non-Employee Director Restricted Stock Award Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 27, 2005
	By:	/s/William B. Larson

	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form Non-Employee Director Restricted Stock Award Agreement